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Exhibit 10.23

Date

Name
Address
City, State, Zip

Dear            :

        On                              ,         , you were advised that you had been selected by the Compensation and Management Development Committee (the "Committee") of the Board of Directors of the Company to receive an incentive award under the Triumph Group Inc. Executive Incentive Plan (the "Executive Plan") for fiscal             . Defined terms used in this payment notice without definition have the meanings set forth in the Executive Plan, a copy of which has been provided to you.

        Under the Executive Plan, you received an award with the potential to earn $                 at Target based upon the Company's achievement of                          of                         , at Target. The Committee also established a Threshold Performance of                          of                          and an Overachievement Performance of                          of                         . The performance period for this incentive award was                      ,          to                      ,         .

        I am pleased to inform you that, because Triumph achieved actual                          of                          for fiscal             , [exceeding/below the minimum/target/maximum], the criteria for issuance of your Earned Incentive Award has been met. The Committee made this determination on                      ,          (the "Award Date"). Pursuant to the Executive Plan, as of the Award Date you have been granted an Earned Cash Award of $                 (30% of the Earned Incentive Award) and an Earned Stock Award of                          shares of restricted Stock, which are awarded under the Company's 2004 Stock Incentive Plan (70% of the Earned Incentive Award). The number of shares of Common Stock subject to the Earned Stock Award is based on the Fair Market Value of the Company's Common Stock on the Award Date, which is $             per share.

        Payment of both the cash and stock components of your Earned Incentive Award are subject to further restrictions and will be made, if all obligations under the Executive Plan and 2004 Plan are met, as soon as practicable after the end of the Award Period, which ends on                      ,         . In no event will payment of the award, if applicable, be later than                      ,         . Please note, one-third of the Earned Incentive Award is subject to forfeiture if the Threshold Performance goal described above is not met over the three-year Award Period, and the entire Earned Incentive Award is subject to forfeiture if you are not providing services to or otherwise employed by the Company or one of its affiliates on the last day of the Award Period (subject to an exception for death, permanent disability or Retirement). Further, the Committee has the right under the Executive Plan to reduce, but not to increase, the value of the Earned Incentive Award.

        The Earned Stock Award is subject to all provisions relevant to restricted Stock Awards under the 2004 Plan. Tax obligations will arise if and when the Earned Stock Award "vests" on the vesting date. In accordance with the authority delegated to the Committee under Section 4(b) of the 2004 Plan, at the vesting date you are hereby authorized to satisfy your withholding tax obligation by electing, in writing (which can be by electronic mail), to have the Company withhold from the shares to be released from the forfeiture restrictions under this award that number of shares having a Fair Market Value equal to the minimum amount required to be withheld. You may also elect to pay any tax withholding liability in cash. You will receive additional communication about this process closer to the vesting date.

        The Earned Stock Award shares are deemed issued and outstanding, and during the Award Period you are entitled to vote the shares and to receive any dividends paid on all outstanding shares of common stock. No stock certificates will be released to you until the forfeiture restrictions lapse following the vesting date.

        For further information about the Earned Stock Award issued to you, please consult the 2004 Plan and the related Prospectus. Feel free to contact                                      at Corporate (                                    ) if you have any questions on these documents.

        Thank you for your efforts and your contribution to the success of Triumph Group, Inc.

        Sincerely,

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  Exhibit 10.23